EXHIBIT 99

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                         INDEPENDENT ACCOUNTANTS' REPORT







Board of Directors and Stockholders
SFSB Holding Company

We have reviewed the accompanying consolidated balance sheet of SFSB Holding Company and subsidiary as of September 30, 2000, and the related consolidated statements of income for the three and nine-month period ended September 30, 2000 and 1999, consolidated statement of cash flow for the nine-month period ended September 30, 2000 and 1999, and the consolidated statement of changes in stockholders' equity for the nine-month period ended September 30, 2000. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical and procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated February 11, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1999, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/S.R. SNODGRASS, A.C.

Wexford, PA
November 8, 2000


S.R. Snodgrass, A.C.
1000 Stonewood Drive
Suite 200 Wexford, PA 15090-8399 Phone: 724-934-0344 Facsimile: 724-934-0345